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                                                                   Exhibit 10(n)
                           RESPONSE ONCOLOGY, INC.
                              SERVICE AGREEMENT
                                  SCHEDULE A

Base Service Fee

        The Base Service Fee shall be equal to the sum of amounts recorded (subject to the limitation hereinbelow described) as Clinic Expenses ("Clinic Expense Portion") plus, for a period of *** months after the date hereof, $*** per month, in advance ("Fixed Portion"), prorated on a daily basis for any partial month. Oncology's obligation to pay the additional $*** monthly portion of the Base Service Fee shall terminate on the *** anniversary of the Service Agreement. Notwithstanding the foregoing, the Clinic Expense Portion of the Base Service Fee shall be limited to an amount which, when added to Physician Employee Compensation, does not result in the sum of the Clinic Expense Portion and Physician Employee Compensation exceeding ***% of Practice Revenue.

Performance Fee

        During the entire term of the Service Agreement, including any extended term, Performance Fee in an amount computed pursuant to the following formula shall be paid to Response:

                ***% of the first $*** of Annual Surplus; plus
                 ***% of any excess Annual Surplus over $***.

Performance Fees shall be computed on the basis of Annual Surplus computed for each calendar year. For any period during the term of the Service Agreement that does not encompass an entire calendar year, the Performance Fees for such partial period shall be computed as follows:

        a) For any partial period that commences with the execution and delivery of the Service Agreement, Practice Revenue, Clinic Expenses and Physician Employee Compensation from such commencement date until the end of the calendar year of commencement shall be determined. The sum of Clinic Expenses and Physician Employee Compensation will be subtracted from Practice Revenue, with the difference then being divided by the number of days in such period, and the quotient multiplied by 365. From the product of such computation shall be subtracted the amount of $***, representing the monthly portion of the Base Service Fee for an entire year to yield annualized Annual Surplus. The computation formula set forth above will be applied to the annualized Annual Surplus to compute an annualized Performance Fee, which shall then be divided by 365 and multiplied by the number of days in the partial period to yield the Performance Fee payable with respect to such short period.
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        b)  For any partial period that commences on the first day of a calendar year and ends prior to the last day thereof, Non-Compensatory Revenue, Clinic Expenses and Physician Employee Compensation for the entire calendar year shall be determined, and the monthly portion of the Base Service Fee (if any) for an entire year will be subtracted therefrom to yield annualized Annual Surplus. The computation formula set forth above will be applied to annualized Annual Surplus to yield an annualized Performance Fee, which shall then be divided by 365 and multiplied by the number of days during the partial period to yield the Performance Fees payable with respect to such short period.

Practice Retainage

        For purposes of this Agreement, the Practice Retainage percentage shall equal *** percent.



*** Redacted material under claim of confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.